UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

The Growth for Good Acquisition

Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41149	66-0987010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 E 49th St. 11th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 450-1265

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right, and one-half of one redeemable warrant	GFGDU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	GFGD	The Nasdaq Stock Market LLC
Rights to acquire one-sixteenth of one Class A ordinary share	GFGDR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GFGDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 3, 2022, pursuant to the memorandum and articles of association of The Growth for Good Acquisition Corporation (the “Company”), the board of directors of the Company (the “Board”) appointed Dana Barsky as President of the Company and to serve as a member of the Board. Ms. Barsky will serve in the class of directors whose term expires at the third annual meeting of stockholders. In conjunction with Ms. Barsky’s appointment, David Birnbaum transitioned from his position as President of the Company and was appointed to the newly created role of Co-President and Chief Commercial Officer.

Prior to joining the Company, Ms. Barsky served in several roles with Credit Suisse from November 2017 to December 2021, most recently as Global Head of Sustainable Finance. In this role Ms. Barsky worked with sustainable companies to finance their growth as well as with multinationals looking to transition to a lower carbon-intensive model. Further, she created the Credit Suisse sustainable activities framework that shaped the firm’s view on sustainability, and focused on bespoke capital market transactions, such as blue bonds and wildlife conservation. Previously, Ms. Barsky served as Chief Operating Officer and Head of Sustainable Products and Partnerships for Credit Suisse’s Sustainability Strategy, Advisory and Finance Department, overseeing the group’s initiatives and developing sustainable investment products as well as promoting and financing projects that sought to close the funding gaps in the UN’s Sustainable Development Goals. She also worked with leading asset managers to bring third-party sustainable and impact funds to Credit Suisse’s private banking clients. Ms. Barsky initially joined Credit Suisse through Donaldson, Lufkin & Jenrette in 1995 in the mergers and acquisitions group within investment banking. Ms. Barsky left Credit Suisse for a period of time where she assisted the founding partners of Sagent Advisors launch an M&A boutique, and also served as a Managing Director at Golden Seeds, an investment firm focused on opportunities for early-stage women-led businesses. Ms. Barsky holds a Bachelor of Business Administration from The George Washington University and a Master of Business Administration from the Harvard Business School.

In connection with Ms. Barsky’s appointment to the Board, Ms. Barsky will enter into (1) a joinder to the letter agreement on substantially the same terms as previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on December 12, 2021, and (2) the Company's standard indemnity agreement a form of which was previously filed as Exhibit 10.5 to the Company's Registration Statement on Form S-1 (File No. 333-261369].

Other than the foregoing, there are no arrangements or understandings between Ms. Barsky and any other persons pursuant to which Ms. Barsky was appointed as a director of the Company. In addition, there are no family relationships between Ms. Barsky and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, Ms. Barsky is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 3, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the appointment of Ms. Barsky as President of the Company and a member of the Board.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated January 3, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Growth for Good Acquisition Corporation

Date: January 3, 2022	By:	/s/ Rahul Kakar
	Name:	Rahul Kakar
	Title:	Chief Financial Officer